SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 1998

                               TULTEX CORPORATION
             (Exact name of registrant as specified in its charter)

Virginia                            1-8016                        54-0367896
--------                            ------                        ----------
(State or other jurisdiction        Commission File         IRS Employer
of incorporation)                   Number                  Identification No.

101 Commonwealth Boulevard, P. O. Box 5191, Martinsville, Virginia     24115
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code   540-632-2961



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 15, 1998, Tultex Corporation (the "Company") completed the sale of substantially all the assets and business of LogoAthletic, Inc. and LogoAthletic/Headwear, Inc., its licensed apparel subsidiaries, to TKS Acquisition Inc. ("TKS"), a new company headed by Thomas K. Shine, President and CEO of LogoAthletic. Mr. Shine will continue in his position as CEO of the new company. The new company's investors include Puma AG, Simon Investors, McDonald & Company Securities, The Indianapolis Motor Speedway and other private investors.

Consideration to the Company is approximately $96.0 million in cash and $12.5 million in subordinated notes of TKS due five years after the closing. Additional cash payments may be received by the Company if TKS reaches certain sales targets during the next two years. As part of the transaction, the Company repurchased $6.0 million of its outstanding preferred stock owned by investors in TKS.

A cash payment of $83.0 million was received by the Company at closing. This payment, net of the repurchase of the $6.0 million of preferred stock, was applied against the Company's revolving credit facility as required by the borrowing agreement. The approximately $13.0 million of estimated cash proceeds, which represents adjustments for working capital prior to the closing, are expected to be received within 60 days of closing and will also be applied against this credit facility.

As part of the agreement between the Company and TKS, the Company will manufacture and deliver to TKS, fleece and T-shirt products at predetermined prices through April 30, 1999. Any products manufactured by the Company and delivered to TKS after April 30, 1999 will be at mutually agreed upon prices.




Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a)    Financial statements of businesses acquired.
             Not Applicable

      (b) Pro forma financial information.


      The accompanying unaudited pro forma consolidated balance sheet as of April 4, 1998, gives effect to the sale as if the transaction had been consummated on April 4, 1998. The accompanying unaudited pro forma consolidated statement of operations for the year ended January 3, 1998, and the three months ended April 4, 1998, give effect to the sale as if the transaction had been consummated on December 29, 1996.

      The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position of the Company had the sale occurred on April 4, 1998. Nor do the unaudited pro forma financial statements purport to be indicative of the results of operations that actually would have occurred had the sale been consummated on December 29, 1996, or to project the Company's financial position or results of operations for any future period.

Tultex Corporation
Unaudited Pro Forma Consolidated Balance Sheet ($000's omitted)
April 4, 1998

                                     Tultex      Pro Forma             Tultex
                                    Historical   Adjustments (1)       Pro Forma
                                    ----------   -----------         -----------
Assets
------
Current Assets:

Cash                                     $949       $ -                    $949
Accounts Receivable - Net              92,747     (21,141)               71,606
Inventories                           241,505     (59,016)              182,489
Prepaid Expenses                        9,209      (1,834)                7,375
Income Taxes Refundable                 7,847        6,359               14,206
                                    ----------   ----------          -----------
Total Current Assets                  352,257     (75,632)              276,625

Property, Plant and Equipment,
Net of Depreciation                   141,527      (8,239)              133,288
Intangible Assets                      46,323     (22,878)               23,445
Other Assets                           14,107       10,943               25,050
                                    ==========   ==========          ===========
Total Assets                         $554,214    $(95,806)             $458,408
                                    ==========   ==========          ===========

Liabilities and Stockholders' Equity
------------------------------------
Current Liabilities:

Notes Payable to Banks                 $5,000       $ -                  $5,000
Current Maturities of Long-Term
Debt                                      498         (13)                  485
Accounts Payable                       26,438      (3,324)               23,114
Accrued Expenses                       12,345        (190)               12,155
                                    ----------   ----------          -----------
Total Current Liabilities              44,281      (3,527)               40,754

Long-Term Debt, Less Current
Maturities                            307,672     (75,659)              232,013

Deferred Income Taxes                  11,278         -                  11,278
Other Liabilities                       3,783        (675)                3,108

Stockholders'  Equity:

5% Cumulative Preferred Stock             198         -                     198
Series B, $7.50 Cumulative
Convertible Preferred Stock             7,500      (6,000)                1,500
Series C, 4.5% Cumulative
Convertible Preferred Stock               333         -                     333

Common Stock                           29,885         -                  29,885

Capital in Excess of Par Value          6,920         -                   6,920
Retained Earnings                     142,940      (9,945)              132,995

Unearned Stock Compensation             (118)         -                   (118)
                                    ----------   ----------          -----------
                                      187,658     (15,945)              171,713
Less Notes Receivable -
Stockholders                              458         -                     458
                                    ----------   ----------          -----------
Total Stockholders' Equity            187,200     (15,945)              171,255
                                    ----------   ----------          -----------
Total Liabilities and
Stockholders' Equity                 $554,214    $(95,806)             $458,408
                                    ==========   ==========          ===========


See Notes to Unaudited Pro Forma Financial Statements

Tultex Corporation
Unaudited Pro Forma Consolidated Statement of Operations ($000's omitted) Year Ending January 3, 1998

                                     Tultex      Pro Forma            Tultex
                                    Historical   Adjustments         Pro Forma
                                    ----------   ----------          ----------

Net Sales and Other Income          $  650,628  $(175,828)(2),(3)    $474,800
                                    ----------   ----------          ----------

Costs and Expenses:
Cost of Products Sold                  508,998   (118,039)(2),(3)      390,959
Depreciation                            20,614     (1,932)  (2)         18,682
Selling, General and
Administrative                         101,352    (51,574)  (2)         49,778
Interest                                27,611     (6,966)  (4)         20,645

Interest Income                           -        (1,144)  (5)        (1,144)
                                    ----------   ----------          ----------
Total Costs and Expenses              658,575    (179,655)             478,920
                                    ----------   ----------          ----------

Income (Loss) Before Income Taxes     (7,947)        3,827             (4,120)
Provision (Benefit)  for Income
Taxes                                 (3,099)        1,493  (6)        (1,606)
                                    ----------   ----------          ----------

Net Income (Loss)                     (4,848)        2,334             (2,514)

Preferred Dividend Requirement          (810)          450  (7)          (360)
                                    ----------   ----------          ----------

Balance Applicable to Common
Stock                                $(5,658)       $2,784            $(2,874)
                                    ==========   ==========          ==========

Net Income (Loss) Per Common
Share:
          Basic                        $(.19)         $.09              $(.10)
          Diluted                       (.19)          .09               (.10)


Weighted Average Number of
Common Shares
Outstanding - Basic and Diluted     29,782,946   29,782,946          29,782,946


See Notes to Unaudited Pro Forma Financial Statements

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                                                                               5
Tultex Corporation
Unaudited Pro Forma Consolidated Statement of Operations ($000's omitted)
Three Months Ending April 4, 1998

                                     Tultex      Pro Forma             Tultex
                                    Historical   Adjustments          Pro Forma
                                    ----------   ----------           ----------

Net Sales and Other Income          $100,273     $(24,728)(2),(3)       $75,545
                                    ----------   ----------           ----------

Costs and Expenses:
Cost of Products Sold                  75,806     (16,196) (2),(3)       59,610
Depreciation                            5,148        (489)  (2)           4,659
Selling, General and
Administrative                          23,616    (10,500)  (2)          13,116
Interest                                 6,908     (1,545)  (4)           5,363

Interest Income                           -          (292)  (5)           (292)
                                    ----------   ----------           ----------
Total Costs and Expenses              111,478     (29,022)               82,456
                                    ----------   ----------           ----------

Income (Loss) Before Income Taxes    (11,205)        4,294              (6,911)
Provision (Benefit)  for Income
Taxes                                 (4,370)        1,675  (6)         (2,695)
                                    ----------   ----------           ----------

Net Income (Loss)                     (6,835)        2,619              (4,216)

Preferred Dividend Requirement          (147)          113  (7)            (34)
                                    ----------   ----------           ----------

Balance Applicable to Common
Stock                                $(6,982)       $2,732             $(4,250)
                                    ==========   ==========           ==========

Net Income (Loss) Per Common
Share:
          Basic                        $(.23)         $.09               $(.14)
          Diluted                       (.23)          .09                (.14)


Weighted Average Number of
Common Shares
Outstanding - Basic and Diluted     29,881,290   29,881,290           29,881,290


See Notes to Unaudited Pro Forma Financial Statements

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                                                                               6

                     Notes to Unaudited Pro Forma Financial Statements


1. Reflects the elimination of substantially all the assets of LogoAthletic Inc. and LogoAthletic/Headwear Inc., the redemption of $6,000,000 of preferred stock, the loss on sale net of the resulting tax benefit, the recording of a $12,500,000 note receivable from TKS Acquisition at a stated interest rate of 7.2%, discounted to $11,000,000 to reflect an estimated market interest rate of 10.3% for similar debt instruments, and the application of net proceeds towards the reduction in revolving debt.

2. Reflects the elimination of the operations of LogoAthletic Inc. and LogoAthletic/Headwear Inc. from the consolidated statement of operations of the Company for the year ending January 3, 1998 and the three months ending April 4, 1998, assuming the sale occurred at the beginning of fiscal 1997.

3. Includes sales to LogoAthletic Inc. and LogoAthletic/Headwear Inc. of $25,569,000 for fiscal 1997 and $3,555,000 for the three months ended April 4, 1998 and cost of sales of $20,455,000 for fiscal 1997 and $2,844,000 for the three months ended April 4, 1998. The Company and TKS have entered into a supply agreement whereby TKS will buy fleece and T-shirt products from the Company at predetermined prices through April 30, 1999. Any products purchased by TKS from the Company after April 30, 1999 will be at mutually agreed upon prices.

4. Represents the reduction in interest expense based on application of the net proceeds against the revolving debt as required by the Company's revolving credit facility.

5. Includes interest income of $1,144,000 for fiscal 1997and interest income of $292,000 for the three months ended April 4, 1998, on the $12,500,000 of notes received from the sale.

6. Represents taxes at the Company's 39% tax rate.

7. Represents the reduction in dividend payments for fiscal 1997 and the three months ended April 4, 1998 as a result of the repurchase of $6,000,000 of Preferred Stock with the proceeds from the sale.

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                                                                               7

      (c)    Exhibits

      Exhibit Number          Description
      --------------          -----------
          2.1 Asset Purchase Agreement dated June 12,1998 between Tultex Corporation and TKS Acquisition, Inc. (Certain exhibits and schedules have been omitted in accordance with Item 601 (b) (2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request.)

          2. 2 Exhibit 2.3 (i) of the Asset Purchase Agreement, $5,000,000 Subordinated Promissory Note

          2. 3 Exhibit 2.3 (ii) of the Asset Purchase Agreement, $5,000,000 Convertible Subordinated Promissory Note

          2. 4 Exhibit 2.3 (iii) of the Asset Purchase Agreement, $2,500,000 Subordinated Promissory Note

          2. 5          Exhibit 6.7 (e) of the Asset Purchase Agreement
                        "Supply Agreement"




                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Tultex Corporation
Date: July 29, 1998                (Registrant)

                              By:   /s/ S. H. Wood
                                   ----------------
                                    Suzanne H. Wood
                                    Vice President and Chief Financial Officer